As Filed With the Securities and Exchange Commission on September 18, 2003
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                 BGR CORPORATION

           Nevada                                               98-0353403
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                           Identification Number)

                    7263 E. San Alfredo, Scottsdale, AZ 85258
               (Address of principal executive offices)(Zip Code)

                          2003 Stock Compensation Plan
                              (Full Title of Plan)

                             Jerry Brown, President
                                 BGR Corporation
                               7263 E. San Alfredo
                               Scottsdale AZ 85258
                                 (480) 596-4014
           (Name, address and telephone number of agent for service.)

                                 with copies to:
                                Claudia J. Zaman
                                 Attorney At Law
                          20700 Ventura Blvd. Suite 227
                        Woodland Hills, California 91364

                       CALCULATION OF REGISTRATION FEE

================================================================================================
                                                Proposed            Proposed
                                                 Maximum            Maximum
                                                 Aggregate           Amount
Title of Securities      Amount of Shares        Offering           Offering       Registration
 to be Registered       to be Registered      Price per Share         Price             Fee
------------------------------------------------------------------------------------------------
$.00001 par value
Common Stock               1,000,000(1)           $.69(2)            $690,000          $55.83

TOTALS                     1,000,000              $.69               $690,000          $55.83
================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of the last sales price per share of the Registrant's common stock on September 10, 2003 as reported by the OTC Electronic Bulletin Board.
================================================================================

                                TABLE OF CONTENTS


PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information ...................................................  2

Item 2. Registrant Information and Employee Plan Annual Information ........  2

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference ............................  2

Item 4. Description of Securities ..........................................  3

Item 5. Interests of Named Experts and Counsel .............................  3

Item 6. Indemnification of Directors and Officers ..........................  3

Item 7. Exemption for Registration Claimed .................................  4

Item 8. Exhibits ...........................................................  4

Item 9. Undertakings .......................................................  4

SIGNATURES .................................................................  5

EXHIBIT 4

EXHIBIT 5

EXHIBIT 23.1

EXHIBIT 23.2

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents contained the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (1) the documents incorporated by reference in Item 3 of Part II of the registration statement, and 9ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 7263 E. San Alfredo, Scottsdale, AZ 85258.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2002, filed pursuant to the Exchange Act;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-KSB referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a documents incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Claudia J. Zaman Attorney At Law has given an opinion on the validity of the securities being registered hereunder. Ms. Zaman does not own any shares of the Company's stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Pursuant to the Company's bylaws, the Company shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Nevada Corporation Law and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

Subject to the provisions of Nevada Revised Statutes and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;
2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
3) A transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or
4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS.

Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit's plan annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Scottsdale, State of Arizona, on September 11, 2003.

                                      BGR CORPORATION


                                      By: /s/ Jerry Brown
                                         ------------------------------
                                         Jerry Brown, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

September 11, 2003                         /s/ Gordon Sales
                                         ------------------------------
                                         Gordon Sales, Outside Director

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit
Number in
Registration
Statement                          Description
---------                          -----------

    4    2003 Stock Compensation Plan, Dated September 10, 2003 (filed herewith)

    5    Opinion Re: Legality (filed herewith)

    23.1 Consent of Accountants (filed herewith)

    23.2 Consent of Counsel (included in Exhibit 5)